Exhibit 10.67

ANNUAL BASE SALARIES APPROVED FOR NAMED EXECUTIVE OFFICERS

OF

WORTHINGTON INDUSTRIES, INC.

Effective June 28, 2017, the Compensation Committee of the Board of Directors of Worthington Industries, Inc. (the “Registrant”) approved base salary increases for the following executive officers of the Registrant who either are named executive officers of the Registrant for purposes of the disclosure included in the Registrant’s Proxy Statement for the 2016 Annual Meeting of Shareholders held on September 29, 2016 and/or will be named executive officers of the Registrant for purposes of the disclosure to be included in the Registrant’s Proxy Statement for the 2017 Annual Meeting of Shareholders to be held on September 27, 2017. All base salary increases will become effective August 27, 2017.

Name and Principal Position	Base Salary
John P. McConnell Chairman and Chief Executive Officer of the Registrant	$663,063

Mark A. Russell President and Chief Operating Officer of the Registrant	$557,333

B. Andrew Rose Executive Vice President and Chief Financial Officer of the Registrant	$503,773

Geoffrey G. Gilmore President, Worthington Cylinder Corporation	$504,000

Virgil L. Winland Senior Vice President-Manufacturing of the Registrant	$375,920

John G. Lamprinakos President, The Worthington Steel Company	$375,000